SUB-ITEM 77C:  Submission of matters to a vote of security holders.


A special meeting of stockholders of Atlas Assets, Inc. (the "Company") was held on November 12, 2003. Among the matters voted on and approved by the stockholders of the Company at the special meeting was the ratification of the appointment of Daniel L. Rubinfeld as a Director of the Company. The other Directors of the Company now in office are Marion O. Sandler, Russell W. Kettell, Barbara A. Bond and David J. Teece.

The first order of business was the approval or disapproval of a proposal to reorganize Atlas Assets, Inc. from a Maryland corporation into a Delaware statutory trust.


The results of the voting was as follows:

                Name of Fund                      For                   Against               Abstain
              voting on Matter
        American Enterprise Bond                 939,754.89 votes     20,670.46 votes            35,071.42
        Balanced Fund                          1,545,417.04 votes     18,463.82 votes      71,591.41 votes
        CA Municipal Money Fund               16,347,565.44 votes    431,511.04 votes   1,662,110.56 votes
        CA Municipal Bond Fund                15,166,139.33 votes    484,314.18 votes     775,308.72 votes
        Emerging Growth Fund                     938,362.14 votes     19,719.97 votes      17,107.96 votes
        Fund of Funds                            390,330.65 votes     32,178.79 votes      11,621.06 votes
        Global Growth Fund                     3,907,776.22 votes     64,273.86 votes      75,349.46 votes
        Growth & Income Fund                   8,315,579.85 votes    274,849.08 votes     245,557.33 votes
        Money Market Fund                     21,872,886.16 votes    632,035.92 votes     540,074.34 votes
        National Municipal Bond Fund           4,690,901.01 votes    240,414.58 votes              0 votes
        S&P 500 Index Fund                     3,029,827.08 votes    153,681.15 votes     187,486.04 votes
        Strategic Growth Fund                  3,458,509.78 votes     53,948.22 votes      51,746.93 votes
        Strategic Income Fund                 26,132,291.66 votes    836,118.47 votes   1,186,688.86 votes
        US Gov. & Mortgage                    21,489,383.12 votes  1,063,131.80 votes   1,388,501.03 votes
        Securities Fund
        US Treasury Money Fund                19,039,434.80 votes  1,052,807.94 votes   1,708,570.25 votes
        Value Fund                               736,708.05 votes     11,806.28 votes       5,331.13 votes
        Total                                148,000,867.22 votes      5,389,925.56 votes   7,962,116.50 votes


The proposal received the requisite votes for its approval.

The second order of business was the approval or disapproval of a proposal to authorize the Company to retain additional sub-advisers and modify sub-advisory arrangements without stockholder approval.

The results of the voting was as follows:


                Name of Fund                      For                   Against               Abstain
              voting on Matter
        American Enterprise Bond                 906,965.87 votes     47,041.44 votes      41,489.46 votes
        Balanced Fund                          1,432,515.10 votes    128,810.79 votes      74,146.37 votes
        CA Municipal Money Fund               15,363,646.18 votes  1,298,204.35 votes   1,779,336.51 votes
        CA Municipal Bond Fund                13,770,924.37 votes  1,439,433.55 votes   1,215,404.31 votes
        Emerging Growth Fund                     899,651.99 votes     53,426.17 votes      22,111.91 votes
        Fund of Funds                            361,933.85 votes     48,490.37 votes      23,706.27 votes
        Global Growth Fund                     3,749,906.10 votes    185,903.74 votes     111,589.70 votes
        Growth & Income Fund                   7,799,332.77 votes    702,438.99 votes     334,214.50 votes
        Money Market Fund                     21,589,444.57 votes  1,142,507.36 votes     313,044.49 votes
        National Municipal Bond Fund           4,280,417.84 votes    552,286.17 votes     292,380.83 votes
        S&P 500 Index Fund                     2,737,413.00 votes    421,861.43 votes     211,719.85 votes
        Strategic Growth Fund                  3,339,950.99 votes    179,288.03 votes      44,965.91 votes
        Strategic Income Fund                 23,991,987.00 votes  2,671,982.53 votes   1,491,129.45 votes
        US Gov. & Mortgage                    19,390,890.90 votes  2,722,002.00 votes   1,828,123.03 votes
        Securities Fund
        US Treasury Money Fund                17,364,459.41 votes  2,527,011.67 votes   1,909,341.91 votes
        Value Fund                               726,975.16 votes     15,105.38 votes      11,764.93 votes
        Total                                137,706,415.10 votes     14,135,793.97 votes   9,704,469.43 votes

The proposal received the requisite votes for its approval.

The third order of business was the approval or disapproval of a proposal to ratify the appointment of Daniel L. Rubinfeld to the Board of Directors.

The results of the voting was as follows:

                Name of Fund                      For                   Against               Abstain
              voting on Matter
        American Enterprise Bond                 936,276.50 votes     27,668.30 votes      31,551.97 votes
        Balanced Fund                          1,535,660.62 votes     22,500.93 votes      77,310.71 votes
        CA Municipal Money Fund               15,560,889.02 votes    546,754.78 votes   2,333,543.24 votes
        CA Municipal Bond Fund                14,863,209.42 votes    528,166.32 votes   1,034,386.48 votes
        Emerging Growth Fund                     919,201.52 votes     17,423.13 votes      38,639.41 votes
        Fund of Funds                            391,892.19 votes     20,909.80 votes      21,328.50 votes
        Global Growth Fund                     4,184,918.70 votes     48,620.94 votes     109,027.89 votes
        Growth & Income Fund                   8,383,810.22 votes    219,097.47 votes     426,337.56 votes
        Money Market Fund                     22,123,574.13 votes    371,192.22 votes     550,230.07 votes
        National Municipal Bond Fund           4,590,721.96 votes    234,200.99 votes     300,161.89 votes
        S&P 500 Index Fund                     3,013,498.87 votes    148,527.66 votes     208,967.75 votes
        Strategic Growth Fund                  3,396,876.98 votes    100,941.39 votes      66,386.56 votes
        Strategic Income Fund                 26,086,254.02 votes    591,745.21 votes   1,477,099.76 votes
        US Gov. & Mortgage                    21,437,777.69 votes    827,817.26 votes   1,712,988.99 votes
        Securities Fund
        US Treasury Money Fund                19,269,341.11 votes    458,603.32 votes   2,072,868.66 votes
        Value Fund                               732,250.32 votes     11,841.37 votes       9,753.78 votes
        Total                                147,426,153.27 votes  4,176,011.09 votes  10,470,583.22 votes


The proposal received the requisite votes for its approval.

The fourth order of business was the approval or disapproval of a proposal to reapprove the Company's Distribution Plan.

The results of the voting was as follows:

                Name of Fund                      For                   Against               Abstain
        American Enterprise Bond                 924,920.98 votes     32,040.78 votes      38,535.00 votes
        Balanced Fund                          1,529,054.20 votes     27,703.03 votes      78,415.03 votes
        CA Municipal Money Fund               15,715,814.59 votes  1,044,446.57 votes   1,680,925.88 votes
        CA Municipal Bond Fund                15,031,679.36 votes    422,444.71 votes     971,638.06 votes
        Emerging Growth Fund                     928,715.30 votes     15,887.32 votes      60,587.44 votes
        Global Growth Fund                     3,891,395.42 votes     70,888.64 votes      85,115.47 votes
        Growth & Income Fund                   8,230,243.82 votes    239,697.04 votes     366,045.40 votes
        Money Market Fund                     22,095,844.30 votes    469,063.71 votes     480,088.41 votes
        National Municipal Bond Fund           4,609,812.26 votes    284,335.81 votes     230,936.78 votes
        S&P 500 Index Fund                     3,069,890.25 votes    135,760.48 votes     165,343.55 votes
        Strategic Growth Fund                  3,399,700.10 votes     91,279.48 votes      73,225.35 votes
        Strategic Income Fund                 26,002,556.60 votes    769,581.02 votes   1,382,961.37 votes
        US Gov. & Mortgage                    21,443,955.56 votes    912,555.44 votes   1,584,504.94 votes
        Securities Fund
        US Treasury Money Fund                19,045,268.32 votes    932,601.88 votes   1,822,942.79 votes
        Value Fund                               739,128.70 votes      8,781.64 votes       5,935.13 votes
        Total                                146,657,979.76 votes  5,457,067.55 votes   9,027,200.60 votes


The proposal received the requisite votes for its approval.

The fifth order of business was the approval or disapproval of a proposal to approve payments made pursuant to the Distribution Plan for periods since July 1, 2002.

The results of the voting was as follows:

                Name of Fund                      For                   Against               Abstain
        American Enterprise Bond                 931,363.17 votes     30,581.53 votes      33,552.07 votes
        Balanced Fund                          1,517,752.13 votes     39,556.42 votes      78,163.71 votes
        CA Municipal Money Fund               15,783,329.09 votes    982,729.52 votes   1,675,128.43 votes
        CA Municipal Bond Fund                15,018,154.50 votes    422,666.20 votes     984,941.53 votes
        Emerging Growth Fund                     924,630.54 votes     14,564.58 votes      35,994.94 votes
        Global Growth Fund                     3,870,495.05 votes     66,020.42 votes     110,884.06 votes
        Growth & Income Fund                   8,177,640.38 votes    235,795.09 votes     422,550.78 votes
        Money Market Fund                     21,557,234.58 votes    497,177.69 votes     990,584.15 votes
        National Municipal Bond Fund           4,520,386.23 votes    325,895.28 votes     278,803.33 votes
        S&P 500 Index Fund                     2,997,425.88 votes    146,776.02 votes     226,792.38 votes
        Strategic Growth Fund                  3,384,742.20 votes     91,548.15 votes      87,914.58 votes
        Strategic Income Fund                 25,924,916.76 votes    811,024.71 votes   1,419,157.52 votes
        US Gov. & Mortgage                    21,326,287.64 votes    917,443.08 votes   1,697,285.23 votes
        Securities Fund
        US Treasury Money Fund                18,750,887.76 votes    561,846.30 votes   2,488,078.93 votes
        Value Fund                               738,871.23 votes      9,000.41 votes       5,973.82 votes
        Total                                145,424,117.14 votes  5,152,625.40 votes  10,535,805.46 votes


The proposal received the requisite votes for its approval.

The sixth order of business was the approval or disapproval of a proposal to change the investment objective of Atlas Growth and Income Fund to focus primarily on growth and not on current income.

The results of the voting was as follows:

                Name of Fund                      For                   Against               Abstain
              voting on Matter
        Growth & Income Fund                   7,938,086.94 votes    733,429.25 votes     357,729.07 votes

The proposal received the requisite votes for its approval.
